SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Questcor Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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April 3, 2003

To Our Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of Questcor Pharmaceuticals, Inc. to be held in San Francisco at the Omni Hotel, 500 California Street, San Francisco, California 94104, on May 12, 2003 at 9:00 a.m. local time.

      The matters expected to be acted upon at the meeting are described in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

      It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

      We look forward to seeing you at the meeting.

Sincerely,

Charles J. Casamento
Chairman, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 12, 2003
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE TOTAL NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
PROPOSAL 3 TO APPROVE AN AMENDMENT TO THE COMPANY’S 1992 EMPLOYEE STOCK OPTION PLAN
PROPOSAL 4
TO APPROVE THE COMPANY’S 2003 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
EXHIBIT A
EXHIBIT B
EXHIBIT C

3260 Whipple Road

Union City, California 94587

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 12, 2003

To the Shareholders of Questcor Pharmaceuticals, Inc.:

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), will be held on May 12, 2003, at 9:00 a.m. local time (the “Annual Meeting”) in San Francisco at the Omni Hotel, 500 California Street, San Francisco, California 94104, to consider and vote upon the following proposals:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation increasing the total number of shares of the Company’s common stock, no par value per share (the “Common Stock”), authorized for issuance by 30,000,000 shares, so that the total number of shares of Common Stock authorized for issuance will be 105,000,000 shares.

3. To approve an amendment to the Company’s 1992 Employee Stock Option Plan (the “1992 Plan”) increasing the aggregate number of shares of Common Stock authorized for issuance under the 1992 Plan by 1,000,000 shares, from 12,500,000 shares to 13,500,000 shares.

4. To approve the Company’s 2003 Employee Stock Purchase Plan which provides for 900,000 shares of Common Stock to be authorized for employee purchases.

5. To ratify the Board of Director’s selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      The proposals and other related matters are more fully described in the proxy statement accompanying this notice.

      Shareholders of record at the close of business on March 21, 2003, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

      All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

David A. Hahn
Secretary

Union City, California

April 3, 2003

3260 Whipple Road

Union City, California 94587

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

General

      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), for use at the annual meeting of shareholders to be held on May 12, 2003 at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held in San Francisco at the Omni Hotel, 500 California Street, San Francisco, California 94104. The Company intends to mail this proxy statement and accompanying proxy card on or about April 3, 2003 to all shareholders entitled to vote at the Annual Meeting.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Company common stock, no par value per share (the “Common Stock”), beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, MacKenzie Partners, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but MacKenzie Partners, Inc. will be paid its customary fee, estimated to be approximately $13,000.

Voting Rights and Outstanding Shares

      Only holders of record of Common Stock, Series A Preferred Stock and Series B Convertible Preferred Stock at the close of business on March 21, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 21, 2003, the Company had outstanding 38,676,592 shares of Common Stock, 2,155,715 shares of Series A Preferred Stock and 10,624,731 shares of Common Stock into which the Series B Convertible Preferred Stock is convertible. Each holder of record of Common Stock and Series A Preferred Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Each holder of record of Series B Convertible Preferred Stock on such date will be entitled to 0.875 votes for each share of Common Stock into which the Series B Convertible Preferred Stock is convertible on all matters to be voted upon at the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 3260 Whipple Road, Union City, CA 94587, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Shareholder Proposals

      Pursuant to Securities and Exchange Commission (“SEC”) Rule 14a-8, proposals that shareholders wish to include in the Company’s proxy statement and form of proxy for the Company’s 2004 annual meeting of shareholders must be received by the Company at its principal executive office at 3260 Whipple Road, Union City, California 94587, no later than December 4, 2003 and must satisfy the conditions established by the SEC for such proposals. Pursuant to SEC Rule 14a-4, if the Company has not received notice by February 18, 2004 of any matter a shareholder intends to propose for a vote at the 2004 annual meeting of shareholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card. Additionally, proposals that shareholders wish to present at the Company’s 2004 annual meeting of shareholders (but not included in the related proxy statement and form of proxy) must be received by the Company at its principal executive office at 3260 Whipple Road, Union City, California 94587, not before January 4, 2004 and no later than February 3, 2004 and must satisfy the conditions for such proposals set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). Shareholders are advised to review the Company’s Bylaws, which contain requirements with respect to advance notice of shareholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

      There are seven nominees for the Board of Directors positions presently authorized in the Company’s Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

The Board of Directors recommends a vote in favor of each named nominee.

Nominees

      The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation/Position Held with the Company

Charles J. Casamento	57	Chairman, President and Chief Executive Officer
Robert F. Allnutt	67	Management Consultant; Director
Frank J. Sasinowski	50	Partner, Hyman, Phelps & McNamara, P.C.; Director
Jon S. Saxe	66	Past President of Protein Design Labs; Director
John T. Spitznagel	61	CEO and Chairman of the Board of ESP Pharma, Inc.; Past President and CEO of Roberts Pharmaceutical Company; Director

Name	Age	Principal Occupation/Position Held with the Company

Roger G. Stoll, Ph.D.	60	Chairman, President and CEO of Cortex Pharmaceuticals, Inc.; Director
Virgil D. Thompson	63	President, CEO and Member of the Board of Directors of Angstrom Pharmaceuticals, Inc.; Director

      Mr. Casamento joined the Company as Chairman, President and Chief Executive Office in November 1999. Prior to joining the Company, Mr. Casamento served as President, Chief Executive Officer and Chairman of RiboGene Inc. from June 1993 until November 1999. He was co-founder, President and CEO of Interneuron Pharmaceuticals, Inc., a biopharmaceutical company from March 1989 until May 1993. Mr. Casamento has also held management positions at Genzyme Corporation, American Hospital Supply, Johnson & Johnson, Hoffmann LaRoche Inc. and Sandoz Inc. Mr. Casamento is also a director of CORTEX Pharmaceuticals, a biopharmaceutical company, LifePoint Inc., a diagnostics company, SuperGen Inc. a pharmaceutical company, and the Catholic Medical Mission Board in New York City, a not-for-profit organization. Mr. Casamento holds a B.S. degree in Pharmacy from Fordham University and an M.B.A. degree from Iona College.

      Mr. Allnutt joined the Company’s Board of Directors in 1996. He has been a management consultant since February 1995. Mr. Allnutt served as Executive Vice President of the Pharmaceutical Manufacturers Association from 1985 until 1995. Mr. Allnutt is also a director of CORTEX Pharmaceuticals, Inc., and from 1999 until 2002 served as Chairman of the Board of that company. He is also a director of several private and charitable organizations. Mr. Allnutt holds a B.S. degree in Industrial Engineering from Virginia Polytechnic Institute and J.D. and L.L.M. degrees from George Washington University School of Law.

      Mr. Sasinowski, a former RiboGene Director, joined the Company’s Board of Directors in November 1999. Since 1987, he has been a partner with Hyman, Phelps & McNamara, P.C., a food and drug law firm, where he has focused on assisting companies in bringing new drug products through the regulatory process. From December 1983 to June 1987, Mr. Sasinowski served in various positions with the United States Food and Drug Administration, including major roles in implementing the 1983 Orphan Drug Act and the 1984 Hatch-Waxman law. He also serves as a director of NORD, the National Organization for Rare Disorders, the patient organization representing those with rare or “orphan” diseases. Mr. Sasinowski holds a Masters of Science in nutritional sciences and a Masters of Public Health from the University of California at Berkeley. He also earned a B.S. degree in biological sciences and genetics from Cornell University and a J.D. from the Georgetown University Law Center.

      Mr. Saxe, a former RiboGene Director, joined the Company’s Board of Directors in November 1999. He has been a director since 1989 and from January 1995 to May 1999 he was President of Protein Design Labs, Inc., a biotechnology company. From May 1999 through December 2000, he was an executive in residence at Institutional Venture Partners. Mr. Saxe also serves as a director of SciClone Pharmaceuticals, First Horizon Pharmaceuticals, ID Biomedical Corporation, Incyte, Inc., Insite Vision, Inc., Protein Design Labs, Inc. and several private companies. Mr. Saxe holds a B.S. degree in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law and an L.L.M. from New York University School of Law.

      Mr. Spitznagel joined the Company’s Board of Directors in May 2000. Mr. Spitznagel is the CEO and Chairman of the Board of ESP Pharma, Inc., a privately held pharmaceutical company founded in April 2002 and located in Edison, New Jersey. The Company pursues a “Buy and Build/ Search and Develop” strategy for acquiring products and currently markets four cardiovascular products. Mr. Spitznagel served as a member of the board of directors and as a consultant to Shire Pharmaceuticals, Inc. He also sits on the boards of several privately-held companies. He is the former CEO of Roberts Pharmaceutical Company in Eatontown, New Jersey. Mr. Spitznagel joined Roberts Pharmaceutical Company in March 1996 as Executive Vice President, Worldwide Sales and Marketing. He served on the Roberts’ Board of Directors from July 1996 and was elected to the position of President and Chief Executive Officer on September 1, 1997. Prior to joining Roberts, Mr. Spitznagel served as President of Reed and Carnrick Pharmaceuticals (1990-1995) and as Chief

Executive Officer of BioCryst Pharmaceuticals (1989-1990). From 1979 through 1989, he held various positions with Wyeth, advancing from Marketing Director to Senior Vice President of Marketing and Sales. Mr. Spitznagel was employed by Roche Laboratories (1971-1979) and by Warner Lambert (1966-1971) in sales, marketing and management positions. Mr. Spitznagel received his undergraduate degree from Rider University and an M.B.A. from Fairleigh Dickinson University. Mr. Spitznagel also serves as a Trustee of Rider University.

      Dr. Stoll, a former RiboGene Director, joined the Company’s Board of Directors in November 1999. Dr. Stoll has been the Chairman, President and Chief Executive Officer of Cortex Pharmaceuticals, Inc. from August 2002 to the present. Prior to that, he co-founded and is a partner with MassHealth Ventures, L.L.P. He was Executive Vice President of Fresenius Medical Care-North America, from the end of 1998 until December 2000. Before that, he was President and Chief Executive Officer of Ohmeda, Inc., a pharmaceutical and medical products company, from 1991 to 1998. From May 1986 to October 1991, Dr. Stoll was a senior executive within Bayer AG, where he served as Executive Vice-President and General Manager of its worldwide Diagnostic Business Group. Dr. Stoll currently serves on the board of directors of Agensys, Inc., Lifepoint, Inc. and Cortex Pharmaceuticals, Inc. Dr. Stoll holds a B.S. degree in pharmacy from Ferris State University and a Ph.D. in biopharmaceutics from the University of Connecticut, and he conducted post-doctoral studies in pharmacokinetics at the University of Michigan.

      Mr. Thompson, as a former director of Cypros Pharmaceuticals, Inc., continued as a director of the Company. Since November 1, 2002, he has been President, Chief Executive Officer and Director of Angstrom Pharmacueticals, Inc. From September 2000 until August 2002, he was President, Chief Executive Officer and Director of Chimeric Therapies, Inc. From May 1999 until September 2000, he was President, Chief Operating Officer and a Director of Bio-Technology General Corporation, a pharmaceutical company. From January 1996 to May 1999, he was President and Chief Executive Officer and a Director of Cytel Corporation, a biopharmaceutical company. From 1994 to 1996, he was the President and Chief Executive Officer of CIBUS Pharmaceutical, Inc., a drug delivery device company. From 1991 to 1993, he was President of Syntex Laboratories, Inc., a pharmaceutical company. Mr. Thompson is also a director of Aradigm Corporation, a corporation engaged in the development and commercialization of non-invasive pulmonary drug delivery systems, and Bio-Technology General Corporation.

Company Management

      Biographical information for the executive officers of the Company who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors. Officers are elected by the Board of Directors annually at its first meeting following the annual meeting of shareholders.

      Timothy E. Morris, 41, has served as Vice President, Finance & Administration, and Chief Financial Officer of the Company since September 2001. Prior to joining the Company, Mr. Morris held several senior financial positions at a variety of pharmaceutical and technology venture backed companies including RiboGene, Inc, the predecessor to Questcor, where he served in the same capacity as his current position from June 1995 to October 1999. He also served as the Chief Financial Officer for InterPro Business Solutions, Inc. from October 2000 to September 2001 and Utility.com from October 1999 to October 2000, and served as Chief Accounting Officer for Glycomed Incorporated from May 1992 to May 1995. Mr. Morris also spent eight years with Ernst & Young LLP, where he focused on biotech and technology start-ups. Mr. Morris is a certified public accountant and has a business degree from California State University, Chico.

      Kenneth R. Greathouse, 50, has served as Vice President, Commercial Operations of the Company since September 2001. Prior to that he served as Vice President, Sales and Marketing, of the Company since joining the Company in May 2000. Prior to joining the Company, from September 1998 to May 2000 he was Vice President of Boron LePore, a sales and marketing services outsourcing company located in Wayne, New Jersey. Previously, Mr. Greathouse spent five years at Elan Pharmaceuticals, Inc., where he initially held the position of Director of Marketing from May 1993 to January 1995, and later was General Manager of Athena

Rx Home Pharmacy, an operating Division of Elan, from January 1995 to August 1998. From 1975 to 1993, he held a number of marketing, sales and business development positions at Lederle Laboratories, a Division of American Home Products Corporation. Mr. Greathouse is also a director of The Zitter Group, a privately held marketing services company located in Oakland, California. Mr. Greathouse holds a Bachelors degree in Science from the University of California, Berkeley.

Board of Directors Committees and Meetings

      The Board of Directors held eight meetings during the fiscal year ended December 31, 2002. Each of the Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively. The Board of Directors has a Compensation Committee, which met twice during the calendar year and an Audit Committee which met five times during the calendar year. In January 2003, the Board of Directors formed a Nominating Committee.

      The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for reviewing and supervising the financial controls of the Company, including the selection of the Company’s auditors, the scope of the audit procedures, the nature of the services to be performed by and the fees to be paid to the Company’s independent auditors, and any changes to the accounting standards of the Company. The Audit Committee is composed of three non-employee directors: Dr. Stoll, who serves as Chairman, Mr. Saxe and Mr. Thompson. Each member of the Audit Committee is an “independent director” as defined in Section 121 of the American Stock Exchange (“AMEX”) Guide. The charter for the Audit Committee was attached to the Company’s 2001 proxy statement.

      The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for setting the initial salary and stock options grants for new executive officers, for making salary adjustments, awarding bonuses and/or additional stock option grants to executive officers, and for developing incentive compensation programs for such officers. The Compensation Committee is composed of three non-employee directors: Mr. Allnutt, who serves as Chairman, Mr. Spitznagel, and Mr. Sasinowski, who performs legal services for the Company as a partner with Hyman, Phelps & McNamara, P.C.

      The Nominating Committee of the Board of Directors (the “Nominating Committee”) is responsible for (i) establishing criteria for the selection of new directors, (ii) evaluating the qualifications of potential candidates for directors, and (iii) recommending to the Board of Directors the nominees for election at the next annual meeting or any special meeting of shareholders and any person to be considered to fill a Board of Director vacancy or a newly created directorship. The Nominating Committee is composed of five directors: Mr. Allnutt, Mr. Casamento, Mr. Saxe, Mr. Spitznagel and Mr. Thompson.

PROPOSAL 2

TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE TOTAL NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

      The Company has issued and outstanding on a fully diluted basis over 99% of the presently authorized 75,000,000 shares of Common Stock of the Company. On March 21, 2003, the Board of Directors approved an amendment, subject to shareholder approval, to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) increasing the total number of shares of Common Stock authorized for issuance by 30,000,000 shares, so that the total number of shares of Common Stock authorized for issuance will be 105,000,000 shares. The proposed increase in the number of shares of Common Stock authorized for issuance will provide the Company with the flexibility necessary to enable it to: (a) raise additional capital through one or more public offerings or private placements of shares of Common Stock or options, warrants, convertible debt, convertible preferred stock, or other securities exercisable or convertible into shares of Common Stock; (b) acquire additional assets or businesses by using shares of Common Stock for a portion of or all of the consideration paid to the sellers; (c) repay existing indebtedness by issuing shares of Common Stock in lieu of cash; or (d) attract and retain directors, officers, and key employees and motivate such persons to exert their best efforts on behalf of the Company by issuing options to acquire shares of Common Stock. The Board of Directors believes that the number of shares of Common Stock currently authorized for issuance is not adequate to provide a sufficient number of shares for transactions such as those described above as and when they may arise in the future. Accordingly, the Board of Directors believes that the proposed amendment to the Articles of Incorporation is appropriate and in the best interests of the Company and its shareholders generally.

      While the Board of Directors believes it important that the Company have the flexibility that would be provided by having available additional authorized Common Stock, the Company does not now have any commitments, arrangements or understandings which would require the issuance of such additional shares of Common Stock. The availability of additional authorized Common Stock would simply permit the Board of Directors to respond in a timely manner to future opportunities and business needs of the Company as they may arise and would avoid the possible necessity and expense of a special meeting of shareholders to increase the authorized Common Stock.

      If the authorized shares of Common Stock are increased as proposed, the authorized shares of Common Stock would be available for issuance from time to time upon such terms and for such purposes as the Board of Directors may deem advisable without further action by the Company’s shareholders except as may be required by law or the rules of any stock exchange on which the Common Stock may be listed. Such an issuance may decrease or increase the book value per share of Common Stock presently issued and outstanding, depending upon whether the consideration paid for such newly issued shares is less or more than the book value per share of the Common Stock prior to such issuance. The issuance of additional shares of Common Stock could dilute the voting power and equity of the holders of outstanding Common Stock and may have the effect of discouraging attempts by a person or group to take control of the Company.

      The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares entitled to vote at the Annual Meeting will be required to approve the amendment to the Articles of Incorporation. Abstentions and broker non-votes will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. If approved by the shareholders, such amendment will become effective upon the filing with the California Secretary of State of the Certificate of Amendment Articles of Incorporation in the form of Exhibit A attached hereto.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

PROPOSAL 3

TO APPROVE AN AMENDMENT TO THE COMPANY’S 1992 EMPLOYEE STOCK OPTION PLAN

Overview

      In August 1992, the Board of Directors and shareholders of the Company adopted the Company’s 1992 Stock Option Plan (the “1992 Plan”) and reserved 500,000 shares of Common Stock for issuance under the 1992 Plan. In January 1995, the shareholders of the Company approved an increase in the number of shares reserved under the 1992 Plan to 1,000,000 and in May 1995, the number of shares reserved increased as a result of a 2.5:1.0 stock split. In November 1997, the shareholders of the Company approved an increase in the number of shares reserved under the 1992 Plan to 2,766,208. On November 5, 1999, the shareholders of the Company approved an increase in the number of shares reserved under the 1992 Plan to 7,500,000. On May 30, 2001, the shareholders of the Company approved an increase in the number of shares reserved under the 1992 Plan to 12,500,000. In November 2001, the Board of Directors amended the 1992 Plan to increase the maximum per-employee, per-calendar year option award limit from 100,000 to 600,000. The shareholders of the Company subsequently ratified this amendment on May 17, 2002. On May 17, 2002, the shareholders of the Company also approved an amendment extending the 1992 Plan’s term through March 1, 2012.

      On March 17, 2003, options (net of canceled, expired or exercised options) covering an aggregate of 8,582,051 shares of Common Stock had been granted under the 1992 Plan, 755,242 options had been exercised and 1,942,654 shares (plus any shares that might in the future be returned to the 1992 Plan as a result of cancellations or expiration of options or otherwise) remained available for future grant under the 1992 Plan.

      On March 21, 2003, the Board of Directors approved an amendment to the 1992 Plan, subject to shareholder approval, to increase the number of shares of Common Stock authorized for issuance under the 1992 Plan by 1,000,000 shares, from a total of 12,500,000 shares to 13,500,000 shares. The Board of Directors adopted this amendment to ensure that the Company can continue to grant stock options to officers, employees and consultants at levels determined appropriate by the Board of Directors and the Compensation Committee.

      Shareholders are requested in this Proposal 3 to approve the 1992 Plan, as amended. If the shareholders fail to approve this Proposal 3, the Company may not be able to attract and retain qualified employees. The affirmative vote of the holders of a majority of the voting power represented by the shares present in person or represented by proxy and voting at the Annual Meeting will be required to approve the 1992 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE

AMENDMENT TO THE COMPANY’S 1992 STOCK OPTION PLAN.

      The foregoing and following discussion of the 1992 Plan is qualified in its entirety by reference to the 1992 Plan attached to this proxy statement as Exhibit B, which you are urged to read and consider carefully. The essential features of the 1992 Plan are outlined below:

General

      The 1992 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1992 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Tax Code. Nonstatutory stock options granted under the 1992 Plan are intended not to qualify as incentive stock options under the Tax Code. See “Federal Income Tax Information” for a discussion of the tax treatment of incentive and nonstatutory stock options.

Purpose

      The 1992 Plan was adopted to provide a means by which officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for success of the Company.

Administration

      The 1992 Plan is administered by the Board of Directors of the Company. The Board of Directors has the power to construe and interpret the 1992 Plan and, subject to the provisions of the 1992 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1992 Plan to a committee composed of not fewer than two members of the Board of Directors. The Board of Directors has delegated administration of the 1992 Plan to the Compensation Committee, however, which determines the number of stock options for each executive officer. In addition, the 1992 Plan contains a provision granting the Board of Directors the power to limit the directors who may serve as members of the Compensation Committee to those who are “outside directors”

under Section 162(m) of the Tax Code. As used herein with respect to the 1992 Plan, the “Board” refers to the Compensation Committee, as applicable, as well as to the Board of Directors itself.

Eligibility

      Incentive stock options may be granted under the 1992 Plan only to employees (including directors if they are also employees) of the Company and its affiliates. Employees, directors and consultants are eligible to receive nonstatutory stock options under the 1992 Plan.

      No incentive stock option may be granted under the 1992 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1992 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

      The maximum per-employee, per-calendar year option award limit under the 1992 Plan is 600,000. However, the Board of Directors or the Compensation Committee may determine in some circumstances that it would be in the best interests of the Company and its shareholders to grant options to purchase a greater number of shares to a single employee during a calendar year.

Common Stock Subject to the 1992 Plan

      If options granted under the 1992 Plan expire or otherwise terminate without being exercised, Common Stock not purchased pursuant to such options again becomes available for issuance under the 1992 Plan.

Terms of Options

      The following is a description of the permissible terms of options under the 1992 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

      Exercise Price; Payment. The exercise price of incentive stock options under the 1992 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant. The exercise price of nonstatutory options under the 1992 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. In some cases (see “Eligibility” above), the exercise price of an option granted under the 1992 Plan may not be less than 110% of such fair market value. On March 17, 2003, the closing price of the Common Stock as reported on the AMEX was $0.78 per share.

      The exercise price of options granted under the 1992 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board (i) by delivery of other Common Stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

      Option Exercise. Options granted under the 1992 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the 1992 Plan typically vest monthly over a 48-month period during the optionee’s employment or services as a consultant. Shares covered by options granted in the future under the 1992 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, nonstatutory options granted under the 1992 Plan may permit exercise prior to vesting, but in such event, the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

      Term. The maximum term of options under the 1992 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options under the 1992 Plan terminate three months after the termination of optionee’s employment or relationship as a director or consultant of the Company or any affiliate of the Company unless (a) the termination of employment is due to such person’s permanent and total disability (as defined in the Tax Code), in which case the option may, but need not, provide that it may be exercised at any time within twelve months of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of optionee’s death) within twelve months of the optionee’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

Adjustment Provisions

      If there is any change in the stock subject to the 1992 Plan or subject to any option granted under the 1992 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1992 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

Effect of Certain Corporate Events

      The 1992 Plan provides, that in the event of a dissolution or liquidation of the Company, any outstanding options under the 1992 Plan will terminate if not exercised prior to such event. The 1992 Plan also provides that in the event of a specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1992 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1992 Plan, or to substitute similar options, then with respect to options held by persons then performing services for the Company, the vesting of such options shall accelerate immediately prior to such event, but all such accelerated options and any other outstanding options will terminate if not exercised prior to such event.

      The 1992 Plan provides that in the case of certain transactions constituting a change in control of the Company, options issued after November 16, 2001 to employees, directors or consultants thereunder shall (i) be assumed by the surviving entity or (ii) in the event the surviving entity refuses to assume such outstanding options, then all such outstanding options shall immediately vest and/or become exercisable immediately prior to such change in control. Upon a change in control, with respect to any person providing services to the Company as an employee, director or consultant: (i) whose services are terminated other than for cause, death or disability within sixty days prior to such change in control, all options held by such person shall become fully vested and/or exercisable immediately prior to such change in control; (ii) whose services are terminated other than for cause, death or disability within thirteen months following such change in control, all options held by such person shall become fully vested and/or exercisable immediately following such termination; or (iii) whose services are not terminated within thirteen months following such change in control, all options held by such person shall become fully vested and/or exercisable immediately following such thirteen month period.

Duration, Amendment and Termination

      The Board may suspend or terminate the 1992 Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated or amended, the 1992 Plan will terminate in March 2012.

      The Board may also amend the 1992 Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the 1992 Plan to satisfy Section 422 of the Code or Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the 1992 Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Tax Code.

Restrictions on Transfer

      Under the 1992 Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution, except that a nonstatutory stock option may be transferred upon such terms and conditions as the Board determines in its discretion. During the lifetime of an optionee, an option may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

Federal Income Tax Information

      Incentive Stock Options. Incentive stock options under the 1992 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Tax Code.

      There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative maximum tax liability, if any.

      If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      To the extent the optionee recognizes the ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Tax Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

      Nonstatutory Stock Options. Nonstatutory stock options granted under the 1992 Plan generally have the following federal income tax consequences.

      There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Tax Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Potential Limitation on Company Deductions. Section 162(m) of the Tax Code denies a deduction to any publicly held corporation for compensation paid to covered employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified “performance-based compensation”, are disregarded for purposes of the deduction limitation. Under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of “outside directors,” and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by the shareholders. The Company intends to qualify its incentive compensation Plans under Section 162(m).

PROPOSAL 4

TO APPROVE THE COMPANY’S 2003 EMPLOYEE STOCK PURCHASE PLAN

      The shareholders are being asked to approve the Company’s 2003 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide employees with the opportunity to purchase the Company’s Common Stock through accumulated payroll deductions. The Company, by means of the ESPP, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the Company’s success.

      A summary of the ESPP appears below. This summary is qualified in its entirety by the text of the ESPP, which is included as Appendix C to this proxy statement.

      The ESPP is intended to qualify under Section 423 of the Code.

Plan Administration

      Administration of the ESPP has been delegated by the Board of Directors to the Compensation Committee. The Compensation Committee will have the discretionary authority to administer and interpret the ESPP, including the authority to (i) determine when and how rights to purchase Common Stock are granted and the terms and conditions of each offering, (ii) designate from time to time which of the Company’s designated subsidiaries are eligible to participate in the ESPP, (iii) construe and interpret the ESPP and the rights offered under the ESPP, (iv) establish, amend and revoke rules and regulations for the administration of the ESPP, (v) amend the ESPP as explained below, and (vi) exercise such other powers and perform such other acts deemed necessary to carry out the intent of the ESPP. The Board of Directors may, in its sole discretion, revest itself of the power possessed by the Compensation Committee with respect to the administration of the ESPP at any time.

Shares Available Under ESPP

      The maximum number of shares of the Company’s Common Stock which will be authorized for sale under the ESPP is 900,000. The Common Stock made available for sale under the ESPP may be authorized but unissued shares or reacquired shares reserved for issuance under the ESPP.

Eligible Employees

      Employees eligible to participate in the ESPP generally include employees of the Company and employees of its subsidiaries designated from time to time by the Compensation Committee as participating subsidiaries in the ESPP. At this time, none of the Company’s subsidiaries has been designated as a participating subsidiary. The Compensation Committee may require that an employee be continuously employed by the Company or by a designated subsidiary for up to 2 years in order to be eligible to participate in the ESPP. In addition, the Compensation Committee may, in its sole discretion, limit participation to those employees who customarily work at least 5 months in a calendar year or are customarily scheduled to work at least 20 hours per week. An employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all of the Company’s classes of stock or of one of its subsidiaries is not allowed to participate in the ESPP. Finally, the Compensation Committee may provide that certain employees who are “highly compensated employees” within the meaning of Section 423(b)(4)(D) of the Code are not eligible to participate in the ESPP.

Offering

      Under the ESPP, participants are offered the option to purchase shares of Common Stock at a discount during an offering period. Each offering period under the ESPP will be for a period of time determined by the Compensation Committee of no more than 27 months. The first day of an offering period is referred to as the “offering date.” The date on which shares of Common Stock are purchased on behalf of a participant during an offering period are referred to as “purchase dates.” Purchase dates will occur on the last day of each calendar quarter during an offering period (i.e., March 31, June 30, September 30 and December 31). The purchase price for the Common Stock under the ESPP will be the lower of 85 percent of the fair market value of the Common Stock on the offering date or 85 percent of the fair market value of the Common Stock on the purchase date.

      The initial offering period under the ESPP is expected to commence on May 16, 2003 (i.e., the offering date) and end on March 31, 2005 (i.e., the last purchase date under the initial offering period). The first purchase date under the initial offering period is expected to occur June 30, 2003 and subsequent purchase dates will occur on the last day of each calendar quarter during the initial offering period. Subsequent offering periods are expected to commence upon the conclusion of the prior offering period and continue for a period of 24 months.

      Unless a participant has previously canceled his or her participation in the ESPP, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of shares of Common Stock that his or her accumulated payroll deductions will buy at the purchase price.

      Offering periods under the ESPP are also expected to have a “reset feature.” Under the reset feature, if the fair market value of the Common Stock on a purchase date in an offering period is lower than the fair market value of the Common Stock on the offering date of that same offering period, the offering period will be automatically terminated following the purchase of shares on the purchase date and a new offering period will commence on the next day after the purchase date. The new offering period will continue for a period of 24 months, subject to another reset as described in this paragraph.

Participation

      Eligible employees can enroll under the ESPP by completing a participation agreement within the time specified by the Compensation Committee. Each participation agreement must authorize the deduction of at least 1% but not more than 15% of the eligible employee’s earnings towards the purchase of Common Stock during the offering period, except that with respect to the initial offering period, for the period commencing on May 16, 2003 and ending with the purchase date on June 30, 2003, a participant can elect to defer up to 25% of his or her earnings. Earnings will deducted on each payday during an offering period. Any amounts that are insufficient to purchase whole shares of Common Stock on a purchase date, and thus, are unused, will be carried over to the next purchase date. Any amounts that are insufficient to purchase whole shares of Common Stock on the last purchase date in an offering period will be carried over to the next offering period unless the participant withdraws from the ESPP, or is no longer eligible to participate in the ESPP, in which case, such amounts will be distributed to him or her in cash without interest.

      In no case may a participant subscribe for more than $25,000 in Common Stock during any calendar year. If the aggregate subscriptions exceed the number of authorized shares of Common Stock available for purchase under the ESPP, they will be reduced on a pro rata basis. In addition, the Compensation Committee will place a limit on the maximum number of shares any participant can acquire in a single offering period. This limit is expected to be 40,000 shares.

      A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the balance of the participant’s account will be refunded to him or her in cash without interest. The Compensation Committee may provide that a participant can increase or decrease his or her payroll deduction authorization during an offering period. Additionally, if a participant ceases to be an eligible employee during an offering period, the balance of the participant’s account will be refunded to him or her in cash without interest.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

      The number of shares of Common Stock available for purchase under the ESPP, as well as the purchase price and the number of shares covered by each outstanding right under the ESPP shall be proportionately adjusted for adjustments made in the number of outstanding shares of Common Stock or an exchange of the shares of Common Stock resulting from a stock split, stock dividend, or certain other adjustments to Common Stock.

      In the event of: (1) the Company’s dissolution or liquidation, (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group of the beneficial ownership of the Company’s securities representing at least 50% of the combined voting power entitled to vote in the election of directors, then, as determined by the Compensation Committee in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the ESPP, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing offering period terminated.

Amendment and Termination

      The Compensation Committee may at any time, and from time to time, amend, suspend or terminate the ESPP. However, the Compensation Committee may not amend the ESPP to either increase the number of shares that may be purchased under the ESPP or to change the designation or class of employees eligible to participate in the ESPP without obtaining shareholder approval within 12 months before or after such action.

Federal Income Tax Consequences

      Generally, no federal income tax consequences will arise at the time an employee purchases Common Stock under the ESPP. If an employee disposes of Common Stock purchased under the ESPP less than one year after the Common Stock is purchased or within two years of the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Common Stock at the time of purchase and the amount paid by the employee for the Common Stock. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee.

      If an employee does not dispose of the Common Stock purchased under the ESPP until at least one year after the Common Stock is purchased and at least two years after the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the Common Stock on the offering date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee. If an employee dies before disposing of the Common Stock purchased under the ESPP, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee’s death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.

      The Company generally will not be entitled to a deduction with respect to the Common Stock purchased by an employee under the ESPP, unless the employee disposes of the Common Stock less than one year after the Common Stock is transferred to the employee or less than two years after the offering date.

New Plan Benefits

      No current directors who are not employees will receive any benefit under the ESPP. The benefits that will be received under the ESPP by the Company’s current executive officers and by all eligible employees are not currently determinable.

Vote Required

      Shareholders are requested in this Proposal 4 to approve the ESPP. If the shareholders fail to approve this Proposal 4, the Company may not be able to attract and retain qualified employees. The affirmative vote of the holders of a majority of the voting power represented by the shares present in person or represented by proxy and voting at the Annual Meeting will be required to approve the ESPP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

THE COMPANY’S 2003 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors, upon the recommendation of the Audit Committee, has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

      The affirmative vote of the holders of a majority of the voting power represented by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

Audit Fees for Fiscal 2002

      The aggregate fees billed to the Company by Ernst & Young LLP, the Company’s independent auditors, for the fiscal year ended December 31, 2002, are as follows:

Audit Fees	$182,000
All Other Fees for services rendered in 2002	$30,000	(1)

(1)	Includes fees for accounting consultations and registration statements filed with the SEC. The Audit Committee considered whether the provision of these other services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence with respect to the Company and concluded that it is compatible.

AUDIT COMMITTEE REPORT

      The Audit Committee is comprised of independent directors as required by the listing standards of AMEX. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which was attached to the Company’s 2001 proxy statement.

      The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2002 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

      It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company’s independent auditors with respect to such financial statements.

      Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

      Submitted on March 25, 2003, by the members of the Audit Committee of the Board of Directors.

Roger G. Stoll, Ph.D., Chairman
Jon S. Saxe
Virgil D. Thompson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of Company voting capital stock as of March 17, 2003 by: (i) each shareholder who is known by the Company to own beneficially more than 5% of Company’s voting capital stock; (ii) each named executive officer of the Company; (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group.

	Shares Beneficially Owned(1)

Name of Beneficial Owner	Number		Percentage

Sigma-Tau Finanziaria S.p.A. and its affiliates(2)	16,461,375	(3)	30.51%
19-21 Bd. Du Prince Henri
L-1724 Luxembourg
Delta Opportunity Fund, Ltd. and its affiliates(4)	4,245,966	(5)	8.30%
c/o SEI Investments, Styne House
Upper Hatch Street
Dublin 2, Ireland
Corporate Opportunities Fund, L.P. and its affiliates(6)	4,207,394	(7)	8.23%
126 East 56th Street, 24th Floor
New York, New York 10022
Shire Pharmaceuticals Group PLC	2,155,715	(8)	4.30%
East Anton Andover
Hampshire, SP10 5RG, United Kingdom
Charles J. Casamento(9)	2,042,004		3.94%
Timothy E. Morris(10)	216,666		*
Kenneth R. Greathouse(11)	435,064		*
Robert F. Allnutt(12)	169,222		*
Frank J. Sasinowski(13)	173,409		*
Jon S. Saxe(14)	133,520		*
John T. Spitznagel(15)	113,228		*
Roger G. Stoll, Ph.D.(16)	151,022		*
Virgil D. Thompson(17)	163,522		*
All executive officers & directors as a group (9 persons)(18)	3,597,657		6.75%

*	Less than 1%.

(1)	Calculated in accordance with Rule 13d-3 promulgated under the Exchange Act and based on an aggregate of 50,128,947 votes of the Company’s capital stock outstanding as of March 17, 2003, which consists of 38,676,592 shares of Common Stock, 2,155,715 shares of Series A Preferred Stock, and 9,296,640 votes attributable to the outstanding shares of Series B Convertible Preferred Stock (based upon a ratio of 0.875 votes per share of Common Stock into which the Series B Convertible Preferred Stock is convertible).

(2)	Beneficial ownership includes shares of Common Stock beneficially owned by Sigma-Tau Finanziaria S.p.A., Sigma-Tau International, Defiante Farmaceutica L.D.A., Paolo Cavazza and Claudio Cavazza (together, “Sigma-Tau”), as reported by Sigma-Tau on Schedule 13D filed on March 11, 2003.

(3)	Represents 12,636,060 shares of Common Stock, 2,559,492 shares of Common Stock issuable upon exercise of warrants, and 1,265,823 shares of Common Stock issuable upon conversion of a convertible debenture.

(4)	Beneficial ownership includes shares of Common Stock beneficially owned by Delta Opportunity Fund, Ltd., Delta Opportunity Fund (Institutional), LLC, Diaz & Altschul Advisors, LLC, Diaz & Altschul Management, LLC, Arthur G. Altschul, Jr., and Reinaldo M. Diaz (together, “Delta”), as reported by Delta on Schedule 13G filed on January 30, 2003.

(5)	Represents (and ownership percentage based on) 3,216,642 shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock and 1,029,324 shares of Common Stock issuable upon exercise of warrants, as reported by Delta on Schedule 13G filed on January 30, 2003. Delta is entitled to 2,814,561 votes attributable to the outstanding shares of Series B Convertible Preferred Stock it beneficially owns (based upon a ratio of 0.75 votes per share of Common Stock into which such Series B Convertible Preferred Stock is convertible).

(6)	Beneficial ownership includes shares of Common Stock beneficially owned by Corporate Opportunities Fund, L.P., Corporate Opportunities Fund (Institutional), L.P., SMM Corporate Management, LLC, Sanders Morris Harris Inc., and James C. Gale (together, “Corporate Opportunities”), as reported by Corporate Opportunities on Schedule 13D filed on January 27, 2003.

(7)	Represents (and ownership percentage based on) 3,187,420 shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock and 1,019,974 shares of Common Stock issuable upon exercise of warrants, as reported by Corporate Opportunities on Schedule 13D filed on January 27, 2003. Corporate Opportunities is entitled to 2,788,992 votes attributable to the outstanding shares of Series B Convertible Preferred Stock it beneficially owns (based upon a ratio of 0.875 votes per share of Common Stock into which such Series B Convertible Preferred Stock is convertible).

(8)	Represents shares of Series A Preferred Stock that are convertible into Common Stock.

(9)	Includes 6,031 shares held by various family members that Mr. Casamento may be deemed to beneficially own, and options to purchase 1,751,994 shares exercisable within 60 days of March 17, 2003.

(10)	Includes options to purchase 216,666 shares of Common Stock exercisable within 60 days of March 17, 2003.

(11)	Includes options to purchase 336,457 shares of Common Stock exercisable within 60 days of March 17, 2003.

(12)	Includes options to purchase 153,957 shares of Common Stock exercisable within 60 days of March 17, 2003.

(13)	Includes options to purchase 165,409 shares of Common Stock exercisable within 60 days of March 17, 2003.

(14)	Includes options to purchase 128,942 shares of Common Stock exercisable within 60 days of March 17, 2003.

(15)	Includes options to purchase 103,228 shares of Common Stock exercisable within 60 days of March 17, 2003.

(16)	Includes options to purchase 141,022 shares of Common Stock exercisable within 60 days of March 17, 2003.

(17)	Includes options to purchase 159,457 shares of Common Stock exercisable within 60 days of March 17, 2003.

(18)	See footnotes (9) - (17).

Section 16(A) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge and based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

      The Company compensates its non-employee directors for their service on the Board of Directors with an initial grant of 25,000 options under the 1993 Non-Employee Director’s Equity Incentive Plan (the “Directors’ Plan”) and an annual grant of 10,000 stock options under the Directors’ Plan. Options granted under the Directors’ Plan have an exercise price equal to 85% of the fair market value of the Common Stock on the date of the grant and vest in 48 equal monthly installments commencing on the date of the grant, provided the non-employee director serves continuously on the Board of Directors during the month.

      Each outside director received $1,000 for each Board of Directors’ meeting attended during fiscal year 2002. Additionally, for service as a director in 2002 each outside director was granted an additional option under the 1992 Plan to purchase 30,000 shares of Common Stock at an exercise price equal to the then fair market value of the Common Stock. Such option grant is now fully vested as to each director.

      Each outside director will receive $2,500 for each Board of Directors’ meeting attended during fiscal year 2003. Members of committees of the Board of Directors will receive $1,000 for each committee meeting attended, with the committee chairman receiving $1,500 per meeting attended. Additionally, for service as a director in 2003 each outside director was granted an additional option under the 1992 Plan to purchase 15,000 shares of Common Stock. Chairmen of committees were also granted an additional option under the 1992 Plan to purchase 7,500 shares of Common Stock. Such option grants became fully vested at the time of grant.

      The Company also reimburses its directors who are not employees for their reasonable expenses incurred in attending meetings. Directors who are officers of the Company receive no additional compensation for Board service.

Compensation of Executive Officers

      The following table shows, for the fiscal years ended December 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and named executive officers (the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation Awards

		Annual Compensation(1)			Restricted	Securities
	Fiscal				Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)		Bonus($)	Awards($)	Options(#)	Compensation($)

Charles J. Casamento	2002	$445,000		$222,750	—	600,000	—
Chairman, President and	2001	$405,000		$192,375	—	420,000	—
Chief Executive Officer	2000	$375,000		$110,000	—	—	—

Timothy E. Morris	2002	$210,000		$69,300	—	600,000	—
Vice President, Finance &	2001	$65,288	(2)	$50,000	—	450,000	—
Administration, Chief
Financial Officer

Kenneth R. Greathouse	2002	$218,900		$72,237	—	500,000	—
Vice President, Commercial	2001	$195,267		$56,100	—	350,000	$40,000 (4)
Operations	2000	$99,667	(3)	$60,000	—	200,000	—

(1)	In accordance with the Commission rules, other annual compensation in the form of prerequisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.

(2)	Mr. Morris joined the Company on September 19, 2001.

(3)	Mr. Greathouse joined the Company on May 30, 2000.

(4)	Sales commission for overachieving the Company’s sales budget for fiscal year 2001.

Option Grants in Last Calendar Year

      The following table contains information concerning the grant of stock options to the Chief Executive Officer and Named Executive Officers during the twelve months ended December 31, 2002.

	Individual Grants
					Potential Realizable Value
		Percentage			at Assumed Annual Rates
		of Total	Exercise		of Stock Price Appreciation
	Securities	Options	or Base		for Option Term(2)
	Underlying	Granted to	Price	Expiration
Name	Options(#)	Employees	($/Sh)	Date	5%($)	10%($)

Calendar Year 2002(1)
Charles J. Casamento	600,000	20.2%	$1.50	03/12/12	$566,005	$1,434,368
Timothy E. Morris	300,000	10.1%	$1.50	03/12/12	$283,003	$717,184
	300,000	10.1%	$0.94	12/17/12	$177,348	$449,435
Kenneth R. Greathouse	300,000	10.1%	$1.50	03/12/12	$283,003	$717,184
	200,000	6.7%	$0.94	12/17/12	$118,232	$299,624

(1)	Based on options to purchase 2,970,000 shares of Common Stock granted to employees in calendar year 2002.

(2)	The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation of five percent and ten percent is assumed pursuant to rules promulgated by the SEC and does not represent the Company’s prediction of the stock price performance. The potential realizable value is calculated by assuming that the fair value of the Common Stock at the date of the grant, as determined by the Board of Directors, appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Aggregated Option Exercises in Fiscal Year 2002

and Fiscal Year-End 2002 Option Values

      There were no option exercises by the Chief Executive Officer or any of the Named Executive Officers during the twelve months ended December 31, 2002. The following table presents certain information with respect to the value at December 31, 2002, of options held by the Chief Executive Officer and each of the Named Executive Officers. The value actually realized upon future option exercises by the Chief Executive Officer and the Named Officers will depend on the value of the Common Stock at the time of exercise.

	Number of Securities		Value of Unexercised
	Underlying Options(#)(1)		In-The-Money Options($)(2)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Calendar Year 2002(1)
Charles J. Casamento	1,662,533	1,192,230	$34,213	$62,388
Timothy E. Morris	159,375	890,625	$—	$12,000
Kenneth R. Greathouse	275,000	775,000	$32,687	$60,313

(1)	Includes both in-the-money and out-of-the-money options. “In-the-money” options are options with exercise prices below the market price of the Common Stock.

(2)	Based on the fair market value of the underlying shares on December 31, 2002 ($0.98, based upon the closing price on the AMEX) less the respective exercise or base price. Excludes out-of-the money options.

Table of Equity Compensation Plan Information

      The following table contains information concerning the Company’s equity compensation plans as of December 31, 2002.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted-average	Compensation Plans
	Exercise of	Exercise Price of	(excluding securities
	Outstanding Options,	Outstanding Options,	reflected in
	Warrants and Rights	Warrants and Rights	column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	8,942,262	$1.41	2,831,044
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	8,942,262	$1.41	2,831,044

Employment Agreements

      In August 1999, the Company entered into an employment agreement with Charles J. Casamento, Chairman, President and Chief Executive Officer. The agreement provides for an annual base salary of

$341,250 prior to January 1, 2000, and an annual base salary of not less than $375,000 thereafter, subject to annual review. In January 2000, Mr. Casamento’s annual base salary was increased to $375,000; in January 2001, Mr. Casamento’s annual base salary was increased to $405,000; in January 2002, Mr. Casamento’s annual base salary was increased to $445,000; and in January 2003, Mr. Casamento’s annual base salary was increased to $458,500. The Company provides Mr. Casamento with the opportunity to receive an additional annual bonus for each fiscal year of the Company. The amount of the bonus shall be 50% of the annual rate of base salary, and the Board of Directors shall determine the objectives which Mr. Casamento must achieve to receive all or a portion of this bonus opportunity for each fiscal year of the Company. Based on the significant accomplishments toward achieving previously determined and agreed upon corporate goals and objectives for the fiscal year ended December 31, 2002, the Board of Directors determined and approved a bonus for Mr. Casamento of $222,750 which was paid on February 14, 2003. Mr. Casamento received a fiscal year 2003 salary increase of $13,500 based on his performance and competitive market data for CEO’s of companies similar in size within the pharmaceuticals industry. In March 2003, the Board of Directors approved an option grant to Mr. Casamento to purchase 450,000 shares at an exercise price equal to the then fair market value of the Common Stock which vests over a four year period commencing six months from the date of the grant.

      Under his employment agreement, in November 1999 Mr. Casamento was granted an option to purchase 403,549 shares of Common Stock at an exercise price equal to the then fair market value of the Common Stock, which vests over a four year period commencing on the date of the grant. In addition, in November 1999 Mr. Casamento was granted an option to purchase 665,000 shares of Common Stock at an exercise price equal to the then fair market value of the Common Stock, which vests annually over five years from the date of the grant. During the calendar year ended December 31, 2002, Mr. Casamento was granted an option to purchase (i) 200,000 additional shares at an exercise price equal to the then fair market value of the Common Stock which vests over a four year period commencing six months from the date of the grant and (ii) 400,000 additional shares at an exercise price equal to the then fair market value of the Common Stock which vests on the last day of the 60th month from the date of grant. Vesting may accelerate if the Common Stock meets certain price targets. The employment agreement provides that all of Mr. Casamento’s stock options under any plan of the Company that are then outstanding shall become vested and exercisable immediately prior to any change in control of the Company (and Mr. Casamento would have a period of two years following the later of termination of employment or expiration of any lock-up agreement to exercise such options). The employment agreement also provides that, in the event Mr. Casamento’s employment is terminated without cause, he will receive, as severance, continued payment of his then base salary for twenty four months and a pro rated portion of his annual bonus following such termination. In addition, Mr. Casamento would be entitled to receive Company paid insurance coverage for 24 months and coverage at his election and expense for an additional 24 months thereafter.

      Messrs. Morris and Greathouse are each party to an agreement that would provide certain benefits upon a change in control of the Company. The agreements provide that all of the employee’s stock options under any plan of the Company that are then outstanding shall become vested and exercisable immediately prior to a change in control of the Company (and such employees would have a period of two years following the later of termination of employment or expiration of any lock-up agreement to exercise such options). Also, in the event a change in control occurs and the employee’s employment with the Company is terminated involuntarily other than for cause, the employee will be entitled to receive a severance benefit in the amount equal to the sum of: (i) twelve months of base salary, and (ii) the employee’s pro-rated maximum bonus opportunity for the fiscal year of the Company in which the termination of his/her employment occurs. In addition, such employees would be entitled to receive Company paid insurance coverage for 12 months and coverage at their election and expense for an additional 15 months.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Responsibilities and Composition of the Compensation Committee

      The Compensation Committee is responsible for (i) recommending the type and level of compensation for officers of the Company, and (ii) administering the Company’s equity incentive plans. The Compensation

Committee is also responsible for reviewing the performance of the Company’s executive officers. Compensation for directors and officers of the Company is approved by the Board of Directors.

      The Compensation Committee is composed of three members of the Board of Directors: Robert F. Allnutt, who serves as Chairman, Frank J. Sasinowski and John T. Spitznagel. Messrs. Allnutt, Sasinowski and Spitznagel have never served as employees of the Company or its subsidiaries, however, Mr. Sasinowski performs legal services for the Company as a partner with Hyman, Phelps & McNamara, P.C.

      This report describes the philosophy that underlies the components of the Company’s executive compensation programs. It also describes the details of the key elements of such programs, as well as the rationale for compensation paid to the Company’s Chief Executive Officer and its officers in general.

Compensation Philosophy and Objectives

      The Compensation Committee believes that all officers should be compensated based on their contribution to the Company and to building sustainable long-term value for the Company’s shareholders. In determining specific compensation programs, the Compensation Committee considers individual and group performance, including successful achievement of business, management and research objectives, and maintenance of strong relationships with the Company’s collaborators. The Compensation Committee strives to design compensation programs that will tie individual rewards to the Company’s success and align interests between officers and shareholders of the Company. The Compensation Committee also strives to design compensation programs that help retain its officers and encourage personal and professional development and growth.

Compensation of Officers Generally

      Officer compensation programs typically consist of four components: base salaries, bonuses, equity incentives and other compensation. Base salaries are established on the basis of the officer’s experience, salary history and contribution to the Company. Bonuses are established on the basis of individual achievement of established objectives and overall corporate performance. Equity incentives typically consist of stock purchases and stock option grants under the Company’s equity incentive plans. Stock options are granted as inducements to employment with the Company, to aid in retention and to align the interest of such officers with those of the Company’s shareholders. Other compensatory components typically consist of loans granted to officers in connection with purchases of shares of the Common Stock under the Company’s equity incentive plans, relocation expenses, insurance premiums and similar payments. All components are evaluated annually to ensure that such components are appropriate and consistent with the strategic business objectives of the Company, corporate culture, and with enhancing shareholder value.

Base Salary

      Base salaries for the Company’s officers are established at competitive levels according to the salaries attributable to comparable positions at comparable companies within the healthcare, management consulting and information services industries. The Compensation Committee reviews the base salary of each officer annually. The Compensation Committee considers each officer’s level of responsibility, experience and overall contribution to the Company. The Compensation Committee also considers equity and fairness in setting the base salary of its officers. In making salary recommendations, the Compensation Committee exercises discretion based on the foregoing criteria. The Compensation Committee does not apply a specific formula to determine the weight of each factor considered.

Bonuses

      Bonuses for the Company’s officers are determined based on the attainment of specific business and management objectives. These objectives vary depending upon the position or role of the individual officer. The Compensation Committee also considers each officer’s contribution to the Company’s financial performance and organizational growth. The Board of Directors establishes specific objectives for each officer the beginning of each year.

Stock Options and Other Equity Incentives

      The Compensation Committee administers the following equity incentive Plans for the Company: (i) the 1992 Plan, and (ii) the Directors’ Plan (collectively, the “Plans”). The Company’s officers can receive stock option grants and other equity-based incentives under the 1992 Plan. The Company’s officers may also receive non-statutory stock option grants that are not pursuant to any of the Company’s Plans.

      Options to purchase shares of Common Stock are granted as incentives to the Company’s officers, to aid in the retention of such officers and to align the interests of such officers with those of the shareholders.

      The Compensation Committee grants incentive stock options to officers of the Company. Options granted during the twelve months ended December 31, 2002 were granted at a price equal to 100% of the fair market value of the Common Stock on the date of grant.

Policy on Deductibility of Compensation

      Section 162(m) of the Tax Code provides in general that companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to any Named Executive Officer, except to the extent such excess constitutes performance-based compensation. In order for incentive based stock option grants to qualify as performance based compensation under Section 162(m), such options must be granted by a compensation committee comprised solely of “outside directors,” and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by the shareholders. The Company intends to qualify its incentive compensation Plans under Section 162(m).

Chief Executive Officer Compensation

      On January 1, 2002, Mr. Casamento’s base salary was increased to $445,000 as provided for in his employment agreement. During the calendar year ended December 31, 2002, Mr. Casamento was granted an option to purchase (i) 200,000 shares at an exercise price equal to the then fair market value of the Common Stock which vests over a four year period commencing six months from the date of the grant and (ii) 400,000 shares at an exercise price equal to the then fair market value of the Common Stock which vests on the last day of the 60th month from the date of grant. Vesting may accelerate if the Common Stock meets certain price targets. Based on the significant accomplishments toward achieving previously determined and agreed upon corporate goals and objectives for the fiscal year ended December 31, 2002, the Board of Directors determined and approved a bonus for Mr. Casamento of $222,750 which was paid on February 14, 2003. Mr. Casamento received a fiscal year 2003 salary increase of $13,500 based on his performance and competitive market data for CEO’s of companies similar in size within the pharmaceuticals industry. In March 2003, the Board of Directors approved an option grant to Mr. Casamento to purchase 450,000 shares at an exercise price equal to the then fair market value of the Common Stock which vests over a four year period commencing six months from the date of the grant.

      Submitted on March 25, 2003, by the members of the Compensation Committee of the Board of Directors.

THE COMPENSATION COMMITTEE

Robert F. Allnutt, Chairman
Frank J. Sasinowski
John T. Spitznagel

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Sigma-Tau

      In March 2002, the Company issued to Defiante Farmaceutica Unipessoal L.D.A., an affiliate of Sigma-Tau Finanziaria S.p.A., $2,000,000 of 8% convertible debentures and warrants to purchase Common Stock. The Company agreed to pay interest on the debentures at a rate of 8% per annum on a quarterly basis. The debentures are convertible into 1,265,823 shares of Common Stock at a fixed conversion price of $1.58 per share, which was calculated based on 105% of the five day average closing sale price of the Common Stock immediately prior to the closing date. The warrants may be exercised for an aggregate of 759,494 shares of Common Stock at an exercise price of $1.70 per share, which was calculated based on 115% of the fifteen day average closing sale price of the Common Stock immediately prior to the closing date.

Transactions with Glenridge Pharmaceuticals, LLC

      In July 2001, the Company signed an agreement with Aventis Pharmaceuticals, Inc. (“Aventis”) to acquire the worldwide rights to HP Acthar® Gel (“Acthar”). In January 2002, the Company executed a Royalty Agreement with Glenridge Pharmaceuticals, LLC, a California limited liability corporation (“Glenridge”), which is owned in part by Kenneth R. Greathouse, the Company’s Vice President of Commercial Operations, pursuant to which the Company agreed to pay Glenridge a royalty payment on sales of Acthar in exchange for a release by Glenridge as to any and all rights it may or may not have had with respect to Acthar. The terms and conditions of the Royalty Agreement had been negotiated and agreed to prior to the acquisition of Acthar from Aventis. The aggregate royalty paid to Glenridge on sales of Acthar for the fiscal year ended December 31, 2002 was $443,000.

Certain Business Relationships

      Mr. Sasinowski, a member of the Board of Directors and the Compensation Committee, performs legal services for the Company as a partner with Hyman, Phelps & McNamara, P.C. The Company was billed $124,000 for services performed by Hyman, Phelps & McNamara, P.C. in the year ended December 31, 2002.

Performance Measurement Comparison(1)

      The following graph shows the total shareholder return, as of December 31, 2002, on an investment of $100 in cash in (i) Common Stock, (ii) the Amex Market Value Index, and (iii) the NASDAQ Pharmaceuticals Index.

COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*

AMONG QUESTCOR PHARMACEUTICALS, INC.,
THE AMEX COMPOSITE INDEX
AND THE NASDAQ PHARMACEUTICAL INDEX

*	$100 Invested on 11/17/99 in stock or on 10/31/99

in index — including reinvestment of dividends.
Fiscal year ending December 31.

	11/17/99	1999	2000	2001	2002

Questcor Pharmaceuticals, Inc.	100	100	50	167.2	78.4
Amex Market Value	100	109.51	112.11	105.85	102.94
Nasdaq Pharmaceutical	100	144.6	180.37	153.71	99.30

      (1)This Section is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Other Matters

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by shareholders without charge by written request addressed to Questcor Pharmaceuticals, Inc., Attn.: Investor Relations, 3260 Whipple Road, Union City, California 94587.

By Order of the Board of Directors,

David A. Hahn
Secretary

Union City, California

April 3, 2003

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF
AMENDED AND RESTATED ARTICLES OF INCORPORATION

The undersigned certify that:

      1.          They are the president and the assistant secretary, respectively, of Questcor Pharmaceuticals, Inc., a California corporation.

      2.          Article III of the Amended and Restated Articles of Incorporation of this corporation is amended to read as follows:

“III

      A.     This Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is one hundred twelve million five hundred thousand (112,500,000) shares, one hundred five million (105,000,000) shares of which shall be Common Stock (the ‘Common Stock’) and seven million five hundred thousand (7,500,000) shares of which shall be Preferred Stock (the ‘Preferred Stock’).”

      3.     The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the board of directors.

      4.     The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, of the California Corporations Code. The total number of votes of the corporation’s capital stock outstanding is 50,128,947. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Charles J. Casamento
Chairman, President and CEO

Timothy E. Morris
Chief Financial Officer and
Assistant Secretary

DATE: March      , 2003

EXHIBIT B

QUESTCOR PHARMACEUTICALS INCORPORATED

1992 STOCK OPTION PLAN

Adopted by the Board of Directors and Shareholders on August 20, 1992

Amended by the Committee on August 31, 1993
Amended by the Committee on November 15, 1993
Amended by the Committee on November 4, 1994
Amended by the Committee and the Board of Directors on November 14, 1997
Amended by the Committee and the Board of Directors on November 5, 1999
Amended by the Board of Directors and Shareholders on May 30, 2001
Amended by the Board of Directors on November 16, 2001
Amended by the Board of Directors and the Shareholders on May 17, 2002

1.     Purposes

      (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

      (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

      (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.     Definitions

      (a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

      (b) “Board” means the Board of Directors of the Company.

      (c) “Code” means the Internal Revenue Code of 1986, as amended.

      (d) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

      (e) “Company” means Questcor Pharmaceuticals Incorporated, a California corporation.

      (f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

      (g) “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as a Director or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, Affiliates or its successor.

      (h) “Director” means a member of the Board.

      (i) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

      (j) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

      (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (l) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee” for purposes of Rule 16b-3.

      (m) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (n) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

      (o) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (p) “Option” means a stock option granted pursuant to the Plan.

      (q) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

      (r) “Optioned Stock” means the common stock of the Company subject to an Option.

      (s) “Optionee” means an Employee, Director or Consultant who holds an outstanding Option.

      (t) “Outside Director” means a Director who is considered an “outside director” for purposes of Section 162(m) of the Code.

      (u) “Plan” means this 1992 Stock Option Plan.

      (v) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company when discretion is being exercised with respect to the Plan.

3.     Administration

      (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how the Option shall be granted; whether the Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

(ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan as provided in Section 11.

      (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the “Committee”), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, at any time, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.     Shares Subject to the Plan

      (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate twelve million five hundred thousand (12,500,000) shares of the Company’s common stock. If any Option shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such Option shall again become available for the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     Eligibility

      (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

      (b) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

      (c) In any calendar year, no Employee shall be eligible to be granted Options covering an aggregate number of shares greater than six hundred thousand (600,000) shares.

6.     Option Provisions

      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the Option on the date the Option is granted.

(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment arrangement or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option shall only be transferable by the Optionee upon such terms and conditions as are set forth in the option agreement for such Nonstatutory Stock Option, as the Board or the Committee shall determine in its discretion.

(e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary but in each case will provide for vesting of at least twenty percent (20%) of the total number of shares subject to the Option per year. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

(g) Termination of Employment or Relationship as a Director or Consultant. In the event that an Optionee’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board (which period shall not be less than thirty (30) days from the date of such termination), and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option

Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

(h) Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s Disability), the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination (or such period of time as is determined by the Board which period shall not be less than six (6) months from the date of such termination), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

(i) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (or such period of time as is determined by the Board which period shall not be less than six (6) months following the date of death) by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, and only to the extent the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

(j) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.     Covenants of the Company

      (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.     Use of Proceeds from Stock

      Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.     Miscellaneous

      (a) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

      (b) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

      (c) To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

10.     Adjustments Upon Changes in Stock

      (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

      (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

11.     Change in Control

      (a) In the event of a Change in Control (as defined below), (i) any surviving or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or such Options shall continue in full force and effect, or (ii) in the event any surviving or acquiring corporation refuses to assume or continue such Options or to substitute similar options for those outstanding under the Plan, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the vesting of such Options (and the lapse of any repurchase right held by the Company with respect to shares acquired by such person under an Option) and the time during which such Options may be exercised shall be accelerated immediately prior to such Change in Control, and the Options shall be terminated, to the extent not exercised, upon the consummation of such Change in Control.

      (b) With respect to any person who was providing services as an Employee, Director or Consultant, if such person’s Continuous Service is terminated in contemplation of a change-in-control by the Company or an

Affiliate, other than for Cause (as defined below), death or Disability, within the sixty (60) days prior to the consummation of a Change in Control, any Options held by such person shall become vested and/or exercisable in accordance with the schedule set forth in Section 11(i) below prior to such Change in Control and, in the case of Options held by such person that were granted after November 16, 2001, such Options shall be exercisable for the longer of twelve (12) months following such vesting or the expiration of any applicable underwriters’ lock-up agreements and thereafter shall terminate, but such period shall not be longer than the term of such Options, and any repurchase right held by the Company, or the acquiring or surviving corporation, as the case may be, with respect to shares acquired by such person under such Options or substitute options shall lapse.

      (c) With respect to any person who was providing services as an Employee, Director or Consultant immediately prior to the consummation of a Change in Control, if such person’s Continuous Service is terminated by the Company or an Affiliate, or by the surviving or acquiring corporation or an affiliate thereof, as the case may be, other than for Cause, death or Disability, within the thirteen (13) months following such Change in Control, any assumed or continuing Options or substitute options held by such person shall become vested and/or exercisable in accordance with the schedule set forth in Section 11(i) below upon the termination of such person’s Continuous Service and, in the case of Options held by such person that were granted after November 16, 2001, such Options shall be exercisable for the longer of twelve (12) months following such vesting or the expiration of any applicable underwriters’ lock-up agreements and thereafter shall terminate, but such period shall not be longer than the term of the Option, and any repurchase right held by the Company, or the acquiring or surviving corporation, as the case may be, with respect to shares acquired by such person under such Options or substitute options shall lapse.

      (d) With respect to any person who was providing services as an Employee, Director or Consultant immediately prior to the consummation of a Change in Control, if such person’s Continuous Service is not terminated prior to thirteen (13) months after such Change in Control, then any assumed or continuing Options or substitute options held by such person shall become vested and/or exercisable in accordance with the schedule set forth in Section 11(i) below at the end of such thirteen (13) month period and, in the case of Options held by such person that were granted after November 16, 2001, such Options shall be exercisable for the longer of twelve (12) months following such vesting or the expiration of any applicable underwriters’ lock-up agreements and thereafter shall terminate, but such period shall not be longer than the term of the Option, and any repurchase right held by the Company, or the acquiring or surviving corporation, as the case may be, with respect to shares acquired by such person under such Options or substitute options shall lapse.

      (e) For purposes of this Section 11 only, termination of Continuous Service by the Company or an Affiliate, or by the acquiring or surviving corporation or an affiliate thereof, as the case may be, following a Change in Control shall include a termination of Continuous Service by a person upon thirty (30) days’ written notice to the Company or an Affiliate, or to the acquiring or surviving corporation, as the case may be, that is due to any one of the following actions being taken without such person’s express written consent: (i) a material reduction in job responsibilities given the person’s position with the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, and the person’s prior responsibilities with the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, (ii) any reduction in the person’s annual base compensation from the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, as in effect immediately prior to such reduction; or (iii) a relocation of the person’s workplace for the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, to a facility or location more than twenty-five (25) miles from the person’s workplace immediately prior to such relocation, provided, however, that the new workplace also increases the distance from the person’s primary residence.

      (f) For purposes of this Section 11 only, a “Change in Control” shall occur upon any of the following events: (i) upon the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its Affiliates, or any employee benefit plan of the Company or its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of Directors; (ii) at the time individuals who, as of November 16, 2001, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to November 16, 2001, whose appointment, or election or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than an appointment, election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Incumbent Board; (iii) immediately prior to the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities); or (iv) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

      (g) For purposes of this Section 11 only, “Cause” means: (i) the conviction or no contest plea by an Employee, Director or Consultant to a felony, or a crime involving moral turpitude, under any federal or state criminal law, (ii) the commission of a fraud by an Employee, Director or Consultant against the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, (iii) the repeated unexplained or unjustified absence by an Employee from the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, or (iv) the gross negligence or willful misconduct of an Employee, Director or Consultant where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof.

      (h) Notwithstanding any other provision of this Section 11, the Option Agreement of an Option may provide that an Employee, Director or Consultant shall have additional rights under such Option in the event of a Change in Control or under other circumstances.

      (i) For purposes of Section 11 only the acceleration of the vesting or the removal of repurchase rights shall be determined in accordance with the years of service employees, directors or consultants have prior to the change-in-control with the Company or any predecessor organization including but limited to RiboGene, Inc.

Acceleration of Vesting or Release
of Repurchase Rights for the Option
Length of Service	Grants Eligible for Acceleration

0 - 180 days	0%
181 to 1 year	25%
1 year and 1 day to 2 years	50%
Greater than 2 years	100%

12.     Amendment of the Plan

      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for Options under the Plan;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

      (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

      (c) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

13.     Termination or Suspension of the Plan

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 1, 2012. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

14.     Effective Date of the Plan

      The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

EXHIBIT C

QUESTCOR PHARMACEUTICALS, INC.

2003 Employee Stock Purchase Plan

Adopted by the Board of Directors on January 24, 2003

[Approved by the Stockholders on May 12, 2003]

1.     Purpose

      (a) The purpose of the 2003 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

      (b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

      (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

      (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.     Administration

      (a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

      (c) The Board may delegate administration of the Plan to a Committee composed of two (2) or more members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.     Shares Subject To The Plan

      (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate Nine Hundred Thousand (900,000) shares of the Company’s common stock, no par value (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.     Grant of Rights; Offering

      (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

      (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lesser exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.     Eligibility

      (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

      (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that

Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

      (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

      (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

      (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.     Rights; Purchase Price

      (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee (or fifteen percent (15%) in the absence of any designation) of such employee’s Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

      (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

      (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.     Participation; Withdrawal; Termination

      (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering. “Earnings” is defined as an employee’s regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), and may also include or exclude (as provided for each Offering) the following items of compensation: bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

      (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

      (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

      (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.     Exercise

      (a) On each Purchase Date specified in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering document specifically provides otherwise. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

      (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.     Covenants of the Company

      (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

      (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.     Use of Proceeds from Stock

      Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.     Rights as a Stockholder

      A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shares acquired upon exercise of rights hereunder are recorded in the books of the Company.

12.     Adjustments Upon Changes in Stock

      (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, reclassification, recapitalization, stock dividend, dividend in property other than cash, stock split, reverse stock split, split-up, spin-off, repurchase, liquidating dividend, combination of shares, exchange of shares, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase securities of the Company, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

      (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated, (iv) all outstanding rights shall terminate without being exercised, or (v) all outstanding rights shall be purchased for an amount of cash equal to the amount that could have been obtained upon the exercise of such rights had such rights been currently exercisable, or the replacement of such rights with other rights or property selected by the Board.

      (c) No adjustment or action described in this Section 12 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

13.     Amendment of the Plan

      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or securities exchange requirements.

      (b) The Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/ or to bring the Plan and/ or rights granted under it into compliance therewith.

      (c) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/ or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.     Designation of Beneficiary

      (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.     Termination or Suspension of the Plan

      (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/ or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.     Effective Date of Plan

      The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

QUESTCOR PHARMACEUTICALS, INC. 3260 WHIPPLE ROAD UNION CITY, CALIFORNIA 94587	Proxy	ANNUAL MEETING OF SHAREHOLDERS May 12, 2003 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF QUESTCOR PHARMACEUTICALS, INC. (THE “COMPANY”)

The undersigned hereby appoints Charles J. Casamento and Timothy E. Morris, and each of them or their designee(s), with full power of substitution, to act as attorneys and proxies of the undersigned, to vote all of the shares of the Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held at the OMNI San Francisco, 500 California St., San Francisco, CA on Monday, May 12, 2003 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting. The proposal referred to herein is described in detail in the accompanying joint proxy statement/prospectus.

The signed Proxy will be voted as directed, but if no instructions are specified, this signed Proxy will be voted for the propositions stated. If any other business is presented at such meeting, this signed Proxy will be voted by those named in this Proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

1.	To elect as director the seven nominees listed below:

Nominees: FOR ☐ Charles J. Casamento; FOR ☐ Robert F. Allnutt,
FOR ☐ Frank J. Sasinowski; FOR ☐ Jon S. Saxe; FOR ☐ John T. Spitznagel;
FOR ☐ Roger G. Stoll, Ph.D.; FOR ☐ Virgil D. Thompson.

(Instructions: To withhold authority to vote for any of the nominees, write the nominee’s name in the space provided below.)

2.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation increasing the total number of share of the Company’s common stock, no par value per share (the “Common Stock”), authorized for issuance by 30,000,000 shares so that the total number of shares of Common Stock authorized for issuance will be 105,000,000 shares.
FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	To approve an amendment to the Company’s 1992 Employee Stock Option Plan (the “1992 Plan”) increasing the aggregate number of shares of Common Stock authorized for issuance under the 1992 Plan by 1,000,000 shares, from 12,500,000 shares to 13,500,000 shares.
FOR ☐ AGAINST ☐ ABSTAIN ☐

4.	To approve the Company’s Employee Stock Purchase Plan which provides for 900,000 shares of Common Stock to be authorized for employee purchases. FOR ☐ AGAINST ☐ ABSTAIN ☐

5.	To ratify the Board of Directors selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003. FOR ☐ AGAINST ☐ ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE LISTED PROPOSITIONS

(continued and to be signed on reverse side)

Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Annual Meeting of the Shareholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 3, 2003, Annual Report on Form 10-K and the 2002 Annual Report.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a partnership, please sign in partnership name by authorized person.

Date:	Signature:

Date:	Signature:

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTPAID RETURN ENVELOPE.